Exhibit 99.1

B&G Foods Announces Credit Agreement Amendment

— Provides Update Regarding Shares Sold Under ATM Equity Offering Program —

PARSIPPANY, N.J., June 28, 2022 — B&G Foods, Inc. (NYSE: BGS) announced today that it has completed an amendment to its senior secured credit facility to temporarily increase the maximum consolidated leverage ratio permitted under its revolving credit facility.

B&G Foods’ maximum consolidated leverage ratio (defined as the ratio, determined on a pro forma basis, of consolidated net debt, as of the last day of any period of four consecutive fiscal quarters to adjusted EBITDA (as defined in the credit agreement) before share-based compensation for such period), will increase from 7.00 to 1.00 to 7.50 to 1.00 for the quarter ending July 2, 2022, and then to 8.00 to 1.00 for the quarter ending October 1, 2022 through the quarter ending September 30, 2023. The maximum consolidated leverage ratio will decrease to 7.50 to 1.00 for the quarter ending December 30, 2023 before returning to 7.00 to 1.00 for the quarters ending March 30, 2024 and thereafter.

B&G Foods also announced that during the second quarter of 2022, B&G Foods sold 2,739,568 shares of common stock under its previously announced “at-the-market” (ATM) equity offering program. B&G Foods generated $63.2 million in gross proceeds, or $23.08 per share, from the sales and paid commissions to the sales agents of approximately $1.3 million and incurred other fees and expenses of approximately $0.1 million. In total since launching the ATM equity offering program during the third quarter of 2021, B&G Foods has sold 6,547,627 shares of common stock and has generated $179.0 million in gross proceeds, or $27.34 per share, from the sales and paid commissions to the sales agents of approximately $3.6 million and incurred other fees and expenses of approximately $0.5 million.

B&G Foods has used the net proceeds from shares sold under the ATM equity offering program to repay revolving credit loans, to pay offering fees and expenses, and for general corporate purposes. B&G Foods intends to use the net proceeds from any future sales of its common stock under the ATM offering for general corporate purposes, which could include, among other things, repayment, refinancing, redemption or repurchase of long-term debt or possible acquisitions.

“We believe that temporarily increasing our maximum consolidated leverage ratio and selling shares under our ATM equity offering program are prudent steps given the current inflationary environment and our typical inventory build and working capital needs during the second and third quarters. We have taken and are continuing to take pricing actions and cost reduction efforts to offset inflation, however, pricing actions and cost reduction efforts typically lag input cost inflation. The credit agreement amendment and the sale of shares through the ATM program provide increased flexibility for working capital needs and possible acquisitions until pricing actions and cost reduction efforts are realized,” explained Bruce C. Wacha, Executive Vice President of Finance and Chief Financial Officer of B&G Foods.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Bear Creek, Cream of Wheat, Crisco, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to inflation, planned pricing actions, B&G Foods’ ability to realize the benefits of prior and future pricing actions and cost reduction efforts to offset input cost inflation, and possible acquisitions. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: the continuing impact of the COVID-19 pandemic on the Company’s business, including, without limitation, the ability of the Company and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruption in the supply chain or labor shortages, the duration of social distancing and stay-at-home and work-from-home policies and recommendations, and whether, and the extent to which, additional waves or variants of COVID-19 will affect the United States and the rest of North America, and the extent to which macroeconomic conditions resulting from the pandemic and the pace of the subsequent recovery may impact consumer eating and shopping habits; the Company’s substantial leverage; the effects of rising costs for the Company’s commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; the Company’s ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for the Company’s products and local economic and market conditions; the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the Company’s ability to recruit and retain senior management and a highly skilled and diverse workforce at the Company’s corporate offices, manufacturing facilities and other locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the expansion of the Company’s business; the Company’s possible inability to identify new acquisitions or to integrate recent or future acquisitions or the Company’s failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; the Company’s ability to successfully complete the integration of recent or future acquisitions into the Company’s enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the Infrastructure Investment and Jobs Act, U.S. Tax Cuts and Jobs Act and the U.S. CARES Act, and future tax reform or legislation; the Company’s ability to access the credit markets and the Company’s borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of the Company’s competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on the Company’s international procurement, sales and operations; future impairments of the Company’s goodwill and intangible assets; the Company’s ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; the Company’s sustainability initiatives and changes to environmental laws and regulations; the Company’s ability to successfully transition the operations of the Portland, Maine manufacturing facility to third-party co-manufacturing facilities and existing Company manufacturing facilities without significant disruption in production or customer service, and the Company’s ability to achieve anticipated productivity improvements and cost savings; and other factors that affect the food industry generally. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Dara Dierks 866.211.8151	Media Relations: ICR, Inc. Matt Lindberg 203.682.8214